UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 14, 2019

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98033 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 14, 2019, GrowLife Innovations, Inc., a subsidiary of GrowLife, Inc. (the “Company”), closed a Settlement and Release and Intellectual Property Assignment Agreements with All Commercial Floors, Inc. dated October 22, 2019. GrowLife Innovations transferred inventory, property and equipment and intellectual property to All Commercial Flooring in exchange for a release of liabilities.

The Agreements are qualified in their entirety by reference to the Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated by reference into this Item 2.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Settlement and Release Agreement dated October 22, 2019 and which closed November 14, 2019 by and Between GrowLife Innovations, Inc. and All Commercial Floors, Inc.

10.2	Intellectual Property Assignment Agreement dated October 22, 2019 and which closed November 14, 2019 by and Between GrowLife Innovations, Inc. and All Commercial Floors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: November 20, 2019	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer